UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

MED-EMERG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404
Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2008, Med-Emerg International, Inc. (the "Company") entered into an Arrangement Agreement (the “Arrangement Agreement”) with AIM Health Group Inc. (“AIM”), a corporation existing under the laws of the Province of Ontario, whereby the Company has agreed, subject to the terms and conditions contained in the Arrangement Agreement, to implement a plan of arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario). Pursuant to the Arrangement, AIM will issue 0.78091 of a common share (“AIM Common Shares”) for each outstanding Company common share (“Common Shares”). In addition, Calian Technologies Ltd. (“Calian”), the sole holder of Series 1 Special Shares (“Series 1 Shares”) of the Company will exchange all of its Series 1 Shares for a convertible debenture of AIM. In addition, the Company and AIM have entered into a strategic planning agreement to implement their integration strategy.

In connection with the Arrangement Agreement, certain shareholders of the Company, who together hold approximately 70% of the issued and outstanding of the Company’s Common Shares, have entered into voting agreements with AIM (the “Voting Agreements”) pursuant to which they have agreed, on and subject to the terms of the Voting Agreements, to vote all of the Common Shares they hold in favor of the special resolution to approve the Arrangement (the “Arrangement Resolution”). In addition, Calian has entered into a voting agreement (the “Calian Voting Agreement”) pursuant to which Calian has agreed, on and subject to the terms of the agreement, to vote its Series 1 Shares in favor of the Arrangement Resolution and to waive certain rights and entitlements under an Investor Rights Agreement and a Subscription Agreement both dated July 11, 2006 between Calian and the Company (together, the “Calian Agreements”).

The Company will be applying to the Ontario Superior Court of Justice to obtain an interim order (the “Interim Order”) to approve the calling of a special meeting (the “Meeting”) of the Company’s shareholders (“Shareholders”) to consider the Arrangement Resolution.

A special committee (the “Special Committee”) established by the Board of Directors (the “Board”) of the Company received an opinion from Genuity Capital Markets (“Genuity”) that, based upon and subject to the assumptions made and the matters considered in the opinion, Genuity is of the opinion that the consideration under the Arrangement is fair, from a financial point of view, to the holders of Common Shares. The Board, following consultation with Genuity and its legal advisors and after receiving the recommendation of the Special Committee regarding the Arrangement, has agreed to recommend that Shareholders vote in favor of the Arrangement Resolution.

The Arrangement Agreement contains customary representations and warranties for a transaction of this type along with covenants of the Company with respect to certain matters, including, without limitation, carrying on business in the ordinary course and recommending to its Shareholders that they vote in favor of the Arrangement Resolution.

The completion of the Arrangement is subject to certain mutual conditions precedent, including: (i) approval by the Shareholders of the Arrangement Resolution, (ii) the Ontario Superior Court of Justice granting a final order with respect to the Arrangement, (iii) no prohibition at law or order or injunction that would prevent the completion of the Arrangement, (iv) obtaining required regulatory approvals, (v) the Arrangement Agreement having not been terminated in accordance with its terms, and (vi) if required by the TSX Venture Exchange, AIM shareholder approval having been obtained.

The obligation of AIM to complete the Arrangement is subject to certain additional conditions in its favor, including: (i) the performance by the Company of its covenants under the Arrangement Agreement,  (ii) the accuracy of the Company’s representations and warranties, (iii) the absence of any change in the affairs of the Company having a material adverse effect (as defined in the Arrangement Agreement), (iv) implementation of a specified third party contract, (v) holders of no more than 12% of the Common Shares having exercised their dissent rights, and (vi) the Arrangement not having been modified or amended in a manner adverse to AIM without AIM’s written consent.

The obligation of the Company to complete the Arrangement is subject to certain additional conditions in its favor, including: (i) the performance by AIM of its covenants under the Arrangement Agreement, (ii) the accuracy of AIM’s representations and warranties, (iii) the absence of any change in the affairs of AIM having a material adverse effect (as defined in the Arrangement Agreement), (iv) conditional approval from the TSX Venture Exchange regarding the listing of the AIM Common Shares to be issued pursuant to the Arrangement, and (v) the Arrangement not having been modified or amended in a manner adverse to the Company without the Company’s written consent.

If the Arrangement Agreement is terminated by either party exercising its rights to terminate the Arrangement Agreement based on a breach of the other party’s representation or warranty or the failure to perform any covenant or agreement, then the party in breach must pay the other party’s reasonable out-of-pocket expenses incurred in connection with the Arrangement Agreement up to a maximum $300,000 or $500,000 depending on the circumstances of the breach.

If the Arrangement Agreement is terminated as a result of a Change in Recommendation (as defined below), provided AIM is not in breach of its representations or warranties in any material respect and is not in default of its obligations in any material respect under the Arrangement Agreement, the Company may in certain circumstances be required to pay to AIM a termination fee of $300,000 (the “Termination Fee”). Provided certain conditions are satisfied, the Termination Fee is also payable in certain circumstances where an acquisition proposal of the Company is completed within 6 months after termination of the Arrangement Agreement provided the Termination Fee was not previously paid.

In no circumstances is the Company required to pay both the Termination Fee and the reimbursement of expenses referred to above.

The Arrangement Agreement may, subject to certain conditions, be terminated by mutual written agreement or by either party if: (i) the Arrangement has not been completed on or prior to March 31, 2009, (ii) any law is passed which prevents the consummation of the Arrangement, or (iii) if the requisite approval of the Shareholders in respect of the Arrangement Resolution is not obtained.

AIM may, subject to certain conditions, terminate the Arrangement Agreement if: (i) the Company is in breach of any representation or warranty or has failed to perform a covenant and such breach or failure to perform a covenant is incapable of being cured or not cured by the earlier of (A) 30 days following notice by AIM to the Company and (B) March 31, 2009, or (ii) the Board (A) fails to make in the Company information circular a recommendation to all Shareholders that they vote in favor of the Arrangement Resolution, (B) withdraws, amends, modifies or qualifies, in a manner adverse to AIM, the approval of the Board of the Arrangement or the Board’s recommendation to Shareholders that they vote in favor of the Arrangement Resolution and makes a public announcement to that effect, or publicly announces its intention to do so, (C) fails to promptly publicly reconfirm such recommendation upon the request of AIM following the public announcement of any third party acquisition proposal that is not a superior acquisition proposal, or (D) approves or recommends a third party acquisition proposal or the Company enters into a definitive binding written agreement in respect of a third party acquisition proposal (other than a permitted confidentiality and standstill agreement) or publicly announces its intention to do so (each of clauses (A), (B), (C), and (D) above, a “Change in Recommendation”).

              The Company may, subject to certain conditions, terminate the Arrangement Agreement if: (i) AIM is in breach of any representation or warranty or has failed to perform a covenant and such breach or failure to perform a covenant is incapable of being cured or not cured by the earlier of (A) 30 days following notice by the Company to AIM and (B) March 31, 2009, or (ii) in certain circumstances the Board makes a Change in Recommendation, or (iii) subject to certain conditions, a third party makes a proposal to acquire AIM (or enter into certain other transactions) or publicly announces an intention to do so and (A) completes such transaction prior to the completion of the Arrangement, or (B) the transaction is not completed prior to the completion of the Arrangement and (1) AIM is in breach of its obligation to notify the Company of such a proposal, or (2) such acquisition proposal is for less than 100% of the AIM Common Shares, or (3) such proposal is not contingent on the completion of the Arrangement, unless in the case of (B) AIM shareholders holding more than 50% of the issued and outstanding AIM Common Shares have confirmed in writing to the Company that they will not support such a proposal.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2008	MED-EMERG INTERNATIONAL, INC.

	By:	/s/ Ramesh Zacharias Ramesh Zacharias, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press release issued by the Company on October 22, 2008.